UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 19, 2015

Green Plains Inc.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction

of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

450 Regency Parkway, Ste. 400, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Green Plains Inc., on behalf of its wholly-owned subsidiary Green Plains Processing LLC, expects to host a lender call on Thursday, May 21, 2015. The purpose of the lender call will be to discuss Green Plains Processing’s possible refinancing of credit facilities at multiple ethanol plants by expanding its existing $225 million Term Loan B secured credit facility. In addition, Green Plains Processing will discuss a proposed amendment to the Term Loan B facility.

The information in this current Report on Form 8-K shall be deemed “furnished,” not “filed,” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in the filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Inc.

Date: May 19, 2015	By:	/s/ Jerry L. Peters
Jerry L. Peters
Chief Financial Officer
(Principal Financial Officer)

3